Exhibit 99.1

FOR IMMEDIATE RELEASE

PARENT COMPANY OF HC2 TELECOM SUBSIDIARY PTGi-ICS
CHANGES NAME TO ICS GROUP HOLDINGS INC.

ICS Group Holdings to Acquire GO2TEL.COM
as First in Subsidiary’s New Acquisition Strategy

NEW YORK, September 20, 2018 -- HC2 Holdings, Inc. (“HC2”) (NYSE: HCHC), a diversified holding company, announced today that the parent company of its telecom subsidiary PTGi-ICS has changed its name from Arbinet Corporation to ICS Group Holdings Inc., (“ICS Group”).
ICS Group’s mandate is to seek out and purchase companies that have a proven track record, a strong balance sheet and low capital expenditures. Target acquisitions will be small to medium opportunities in the communication and Information Technology (“IT”) marketplace globally.
HC2 also announced that ICS Group has entered into a definitive agreement to acquire Go2Tel.com Inc. (“Go2Tel”), a well-established VoIP carrier that offers high-quality termination services, primarily in Latin America, South America and the Caribbean. Based in Miami, FL, Go2Tel also has a skilled team with presence in Colombia, Bolivia and Spain, and alliances with more than 200 companies in their region.
“ICS Group will be an efficient new vehicle for HC2 to generate value for its shareholders in the global communication and IT marketplace,” said Philip Falcone, HC2’s Chairman, President and Chief Executive Officer. “ICS Group’s first acquisition under its new name and mandate, Go2Tel, will support continued dividend contributions back to HC2.”
“Go2Tel is the first acquisition by ICS Group as we embark on the pursuit of attractive M&A opportunities,” said Craig Denson, President and Chief Executive Officer, ICS Group Holdings Inc. “This transaction is a natural complement to our ownership of PTGi-ICS, and will help us continue to pay dividends up to our parent company.”
Financial terms were not disclosed, but ICS Group will use cash on hand for the transaction. The closing of the transaction is expected to close in the fourth quarter of 2018.
About HC2
HC2 Holdings, Inc. is a publicly traded (NYSE: HCHC) diversified holding company, which seeks opportunities to acquire and grow businesses that can generate long-term sustainable free cash flow and attractive returns in order to maximize value for all stakeholders. HC2 has a diverse array of operating subsidiaries across eight reportable segments, including Construction, Marine Services, Energy, Telecommunications, Life Sciences, Broadcasting, Insurance and Other. HC2’s largest operating subsidiaries include DBM Global Inc., a family of companies providing fully integrated structural and steel construction services, and Global Marine Systems Limited, a leading provider of engineering and underwater services on submarine cables. Founded in 1994, HC2 is headquartered in New York, New York. Learn more about HC2 and its portfolio companies at www.hc2.com.

Cautionary Statement Regarding Forward-Looking Statements
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This release contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements. Generally, forward-looking statements include events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. The forward-looking statements in this press release include, without limitation, statements regarding our expectation regarding building shareholder value. Such statements are based on the beliefs and assumptions of HC2’s management and the management of HC2’s subsidiaries and portfolio companies. HC2 believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and HC2’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Forms 10-K, 10-Q and 8-K. Such important factors include, without limitation, the ability of our subsidiaries (including, target businesses following their acquisition) to generate sufficient net income and cash flows to make upstream cash distributions, capital market conditions, our and our subsidiaries’ ability to identify any suitable future acquisition opportunities, efficiencies/cost avoidance, cost savings, income and margins, growth, economies of scale, combined operations, future economic performance, conditions to, and the timetable for, completing the integration of financial reporting of acquired or target businesses with HC2 or the applicable subsidiary of HC2, completing future acquisitions and dispositions, litigation, potential and contingent liabilities, management’s plans, changes in regulations and taxes.
These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.
You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to HC2 or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and HC2 undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
For information on HC2 Holdings, Inc., please contact:
Andrew G. Backman
Managing Director
Investor Relations & Public Relations
abackman@hc2.com
212-339-5836